Exhibit 10.11


                         RESOURCE MORTGAGE CAPITAL, INC.

                            1992 STOCK INCENTIVE PLAN


                                  (As Amended)

                                TABLE OF CONTENTS

                                                                       Page

ARTICLE I         DEFINITIONS.....................................      A-4

ARTICLE II        PURPOSES........................................      A-5

ARTICLE III       ADMINISTRATION..................................      A-5

ARTICLE IV        ELIGIBILITY.....................................      A-6

      4.01        General.........................................      A-6
      4.02        Grants..........................................      A-6

ARTICLE V         STOCK SUBJECT TO GRANTS.........................      A-6

ARTICLE VI        OPTION PRICE....................................      A-7

ARTICLE VII       EXERCISE OF OPTIONS.............................      A-7

      7.01        Maximum Option or SAR Period....................      A-7
      7.02        Nontransferability..............................      A-7
      7.03        Employee Status.................................      A-7

ARTICLE VIII      METHOD OF EXERCISE..............................      A-7

      8.01        Exercise........................................      A-7
      8.02        Payment Terms for Exercise of Options...........      A-8
      8.03        Determination of Payment of Cash and/or
                  Common Stock Upon Exercise of SAR...............      A-8
      8.04        Shareholder Rights..............................      A-8

ARTICLE IX        DIVIDEND EQUIVALENT RIGHTS......................      A-8

      9.01        Dividend Equivalent Rights......................      A-8
      9.02        Time and Method of Exercise.....................      A-8

ARTICLE X         RESTRICTED STOCK................................      A-9

      10.01       Award...........................................      A-9
      10.02       Vesting.........................................      A-9
      10.03       Shareholder Rights..............................      A-9

ARTICLE XI        ADJUSTMENT UPON CHANGE IN
                  COMMON STOCK....................................      A-9

ARTICLE XII       COMPLIANCE WITH LAW AND APPROVAL
                  OF REGULATORY BODIES............................     A-10

ARTICLE XIII      GENERAL PROVISIONS..............................     A-10

      13.01       Effect on Employment............................     A-10
      13.02       Unfunded Plan...................................     A-10
      13.03       Rules of Construction...........................     A-10

ARTICLE XIV       AMENDMENT.......................................     A-10

ARTICLE XV        DURATION OF PLAN................................     A-11

ARTICLE XVI       EFFECTIVE DATE OF PLAN..........................     A-11

                         RESOURCE MORTGAGE CAPITAL, INC.
                            1992 STOCK INCENTIVE PLAN
                                  (As Amended)


                                    ARTICLE I
                                   DEFINITIONS

1.01  Administrator means the Committee.

1.02 Affiliate means any entity in which the Company has a significant equity interest, as determined by the Company.

1.03 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Restricted Stock or an Option or SAR granted to such Participant.

1.04 Average Net Worth means for any period the arithmetic average of the Net Worth of the Company at the beginning of such period and at the end of such period.

1.05  Board means the Board of Directors of the Company.

1.06  Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07 Committee means a committee of the Board; such Committee may be the Compensation Committee of the Board, a subcommittee thereof, or any other committee the Board may appoint, and in all events shall consist of at least two members.

1.08  Common Stock means the Common Stock of the Company.

1.09  Company means Resource Mortgage Capital, Inc., or any successor thereto.

1.10 Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11 DER Accrual Period means any period that begins with the previous DER Award Date, or any date determined by the Committee after the grant date of the related Option or SAR if there is no previous DER Award Date, and ends on the next DER Award Date.

1.12 DER Award Date means any date determined by the Committee on which Dividend Equivalent Rights are awarded.

1.13 Dividend Equivalent Right means any right granted under Section 9.01 of the Plan.

1.14 Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.15 Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.16 Net Worth means the excess of the Company's assets over liabilities, as determined in accordance with generally accepted accounting principles.

1.17 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18 Participant means a key employee of the Company or an Affiliate, including an employee who is a member of the Board and is selected by the Administrator to receive a Restricted Stock award, an Option, an SAR, or a combination thereof.

1.19  Plan means the Resource Mortgage Capital, Inc. 1992 Stock Incentive Plan.


1.20 Restricted Stock means Common Stock awarded to a Participant  under Article
X. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

1.21 SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.


                                   ARTICLE II
                                    PURPOSES

2.01 The Plan is intended to assist the Company in recruiting and retaining individuals with ability and initiative who provide services to the Company or an Affiliate by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of shares of Restricted Stock, the grant of SARs, the grant of Options not qualifying for special tax treatment under
Section 422 of the Code and the award of Dividend Equivalent Rights. The proceeds received by the Company from the sale of any Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE III
                                 ADMINISTRATION

3.01 The Plan shall be administered by the Administrator. The Administrator shall have authority to award Restricted Stock and to grant Options (with or without Dividend Equivalent Rights) and SARs (with or without Dividend Equivalent Rights) upon such terms (not inconsistent with the provisions of this
Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option, an SAR or Dividend Equivalent Rights or on the transferability or forfeitability of Restricted Stock. Such conditions may be based on business criteria contemplated by Section 162(m) of the Code and may include earnings per share, share price, revenue growth, return on equity, return on assets or net assets, timely completion of specific projects, retention or hiring of key employees, net interest margin, income or net income (before or after taxes), sales, operating income or net operating income, operating margin, return on operating revenue, delinquency ratios, credit loss levels, market share, cash flow, expenses, total shareholders' equity, return on capital, return on portfolio assets, portfolio growth, servicing volume, production volume, total return and dividends. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option, SAR or Dividend Equivalent Rights may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Dividend Equivalent Right or Restricted Stock award. All expenses of administering this Plan shall be borne by the Company.

3.02 Anything in the Plan to the contrary notwithstanding, all members of the Committee shall be persons who qualify as "outside directors" as defined in
Section 162 of the Code. The Board may require that all members of the Committee also be "non-employee directors" as defined in Rule 16b-3 of the Securities and Exchange Commission. Unless otherwise provided by the Board, the Compensation Committee of the Board (or such members of the Compensation Committee as shall constitute "outside directors" if all such members do not constitute "outside directors") shall constitute the Committee hereunder.


                                   ARTICLE IV
                                   ELIGIBILITY

4.01 General. Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company (whether or not employees of the Company or an Affiliate) may also be selected to participate in this Plan.

4.02 Grants. The Administrator will designate individuals to whom shares of Restricted Stock are to be awarded and to whom Options (with or without Dividend Equivalent Rights) and SARs (with or without Dividend Equivalent Rights) are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All shares of Restricted Stock awarded, and all Options, SARs and Dividend Equivalent Rights granted, under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Administrator may adopt.


                                    ARTICLE V
                             STOCK SUBJECT TO GRANTS

5.01 Upon the award of shares of Restricted Stock the Company may issue authorized but unissued Common Stock. Upon the exercise of any Option, SAR or Dividend Equivalent Right, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options, SARs and Dividend Equivalent Rights and the award of Restricted Stock under this Plan is 1,200,000. Anything in the Plan to the contrary notwithstanding, no Participant, in any fiscal year, may be awarded grants hereunder covering in the aggregate more than 100,000 shares of Common Stock; provided, however, that shares of Common Stock underlying a tandem grant of Options and Corresponding SARs shall be counted only once in calculating this limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan as a whole, as well as the per Participant limit described in the immediately preceding sentence hereof, shall be subject to adjustment as provided in Article XI. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option and any related Dividend Equivalent Rights or portion thereof may be reallocated to other Options, SARs, Dividend Equivalent Rights and Restricted Stock awards to be granted under this Plan. Upon the termination of an SAR, in whole or in part, other than in connection with its exercise (or the exercise of a related Option) for shares of Common Stock, the number of shares of Common Stock allocated to the SAR and any related Dividend Equivalent Rights or portion thereof may be reallocated to other Options, SARs, Dividend Equivalent Rights and Restricted Stock awards to be granted under this Plan.


                                   ARTICLE VI
                                  OPTION PRICE

6.01 The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant.


                                   ARTICLE VII
                               EXERCISE OF OPTIONS

7.01 Maximum Option or SAR Period. The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, but will not exceed 10 years from the date of the grant.

7.02 Nontransferability. Any Option, SAR or Dividend Equivalent Right granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or as permitted by the Committee. In the event of any such transfer, the Option and any Corresponding SAR or Dividend Equivalent Right that relates to such Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option, SAR or Dividend Equivalent Right is granted, the Option, SAR or Dividend Equivalent Right may be exercised only by the Participant. No right or interest of a Participant in any Option, SAR or Dividend Equivalent Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03 Employee Status. The terms of any Option or SAR may provide for exercise within a period following termination of employment. In the event that the terms of any Option or SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.


                                  ARTICLE VIII
                               METHOD OF EXERCISE

8.01 Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02 Payment Terms for Exercise of Options. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such Option price or such portion of the Option price paid by surrender of shares.

8.03 Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR (and any related DERs) may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8.04 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option or SAR until the date of exercise of such Option or SAR and then only to the extent shares of Common Stock are issued.


                                   ARTICLE IX
                           DIVIDEND EQUIVALENT RIGHTS

9.01 Dividend Equivalent Rights. If provided in an Agreement, any Option or SAR granted hereunder will accrue Dividend Equivalent Rights on each DER Award Date following the grant of such Option or SAR in an amount determined by the following formula: the number of shares of Common Stock subject to the Option or SAR (including for this purpose the number of shares of Common Stock subject to Dividend Equivalent Rights previously accrued on such Option or SAR) will be multiplied by the Dividend Excess (as hereinafter defined) per outstanding share of Common Stock, and the resulting product will be divided by the Fair Market Value on the DER Award Date. The "Dividend Excess," if any, for any DER Award Date shall equal the excess of dividends actually paid on shares of Common Stock during the DER Accrual Period ending with the DER Award Date, which excess shall not exceed the Company's net income for such period, over the Benchmark Earnings (as hereinafter defined). The Benchmark Earnings for any DER Award Date shall equal the product of (i) the Designated Yield (as hereinafter defined) for the DER Accrual Period ending with the DER Award Date, (ii) the Company's Average Net Worth during such DER Accrual Period and (iii) a fraction, the numerator of which is the number of days in the DER Accrual Period ending with the DER Award Date and the denominator of which is 365. The Designated Yield shall be set by the Committee on each DER Award Date, but will not be less than 2%. The Committee will determine if the DERs are to be paid in additional Options (if Options were granted), in additional SARs (if SARs were granted), in Common Stock or in cash.

9.02 Time and Method of Exercise. Upon exercise of the Option or the SAR, a number of accrued Dividend Equivalent Rights shall be deemed to have been exercised equal to the total number of such accrued Dividend Equivalent Rights as of the end of the month preceding the month of exercise multiplied by a fraction, the numerator of which is the number of shares of Common Stock for which the Option or SAR is being exercised on such date, and the denominator of which is the maximum number of shares of Common Stock for which the Option or the SAR could have been exercised immediately prior to such exercise; provided, however, that any fractional Dividend Equivalent Rights resulting from this calculation shall not be deemed to have been exercised. As provided in an Agreement, each Dividend Equivalent Right shall entitle the Option or the SAR holder to receive either (i) additional Options or SARs, as the case may be;
(ii) Common Stock or (iii) cash upon the deemed exercise of such Right. Fractional Dividend Equivalent Rights shall continue to accrue with respect to any Option or SAR that has not been totally exercised. Upon the total exercise of any Option or SAR, any remaining fractional Dividend Equivalent Rights accrued with respect thereto shall be canceled if paid in stock. Upon the exercise of the Dividend Equivalent Rights on an Option, the proportionate number of Dividend Equivalent Rights on any Corresponding SAR will be canceled and vice versa.


                                    ARTICLE X
                                RESTRICTED STOCK

10.01 Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Restricted Stock is to be made and will specify the number of shares of Common Stock covered by the award.

10.02 Vesting. The Administrator, on the date of the award, may prescribe that a Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term or if the Company, the Company and its Affiliates or the Participant fails to achieve stated objectives.

10.03 Shareholder Rights. If provided in the Agreement, prior to their forfeiture (in accordance with the terms of the Agreement and while the shares are Restricted Stock), a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.


                                   ARTICLE XI
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

11.01 The maximum number of shares as to which Restricted Stock may be awarded and as to which Options, SARs and Dividend Equivalent Rights may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding Restricted Stock awards, Options, SARs and Dividend Equivalent Rights shall be adjusted, as the Administrator shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction described in Section 424 of the Code or (b) there occurs any other extraordinary event which, according to generally accepted accounting principles, necessitates such action. Any determination made under this Article XI by the Administrator shall be final and conclusive.

11.02 The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Stock, Options, SARs and Dividend Equivalent Rights.

11.03 The Administrator may award shares of Restricted Stock, may grant Options (with or without Dividend Equivalent Rights), and may grant SARs (with or without Dividend Equivalent Rights) in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted Restricted Stock awards and Option, SAR or Dividend Equivalent Rights grants shall be as the Administrator, in its discretion, determines is appropriate.


                                   ARTICLE XII
               COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

12.01 No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which shares of Restricted Stock are awarded or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Restricted Stock shall be awarded, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.


                                  ARTICLE XIII
                               GENERAL PROVISIONS

13.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.


                                   ARTICLE XIV
                                    AMENDMENT

14.01 The Board may at any time amend or terminate this Plan. The Board, in its discretion, may require any Plan amendments to be submitted for approval by the shareholders of the Company, including, but not limited to, cases in which such approval is deemed necessary for compliance with Section 162(m) or other requirements of the Code or with the requirements of any listing exchange, or to secure exemption from Section 16(b) of the Securities Exchange Act of 1934. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Restricted Stock award or under any Option or SAR outstanding at the time such amendment is made.


                                   ARTICLE XV
                                DURATION OF PLAN

15.01 No shares of Restricted Stock may be awarded and no Option, SAR or Dividend Equivalent Right may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XV. Restricted Stock awards and Options, SARs and Dividend Equivalent Rights granted before that date shall remain valid in accordance with their terms.


                                   ARTICLE XVI
                             EFFECTIVE DATE OF PLAN

16.01 Shares of Restricted Stock may be awarded and Options, SARs and Dividend Equivalent Rights may be granted under this Plan upon its adoption by the Board, provided that no Restricted Stock award, Option, SAR or Dividend Equivalent Right will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption.